Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” and “Additional Information” in the Prospectus for EquiTrust Money Market Fund, Inc. in Part A and “Other Information – Independent Registered Public Accounting Firm” in Part B and to the incorporation by reference of our report dated August 27, 2004 on the financial statements and financial highlights of EquiTrust Money Market Fund, Inc. in Post Effective Amendment No. 25 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 2-70162) and related Prospectus of EquiTrust Money Market Fund, Inc.

                                                                                                                                                /s/ Ernst & Young LLP

Des Moines, Iowa

November 23, 2004